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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported: April 17, 1996


                          AMR CORPORATION
         (Exact name of registrant as specified in its charter)


   Delaware                   1-8400                  75-1825172
(State of Incorporation)(Commission File Number)   (IRS Employer
                                                    Identification No.)


      4333 Amon Carter Blvd.  Fort Worth, Texas       76155
     (Address of principal executive offices)        (Zip Code)


                          (817) 963-1234
                  (Registrant's telephone number)








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Item 5.   Other Events.
The Boards of Directors of AMR Corporation (the "Corporation") and American Airlines, Inc. ("American") have approved a reorganization of The SABRE Group as a separate, wholly owned subsidiary  of  the  Corporation subject  to  the  receipt  of  a favorable tax ruling and certain other conditions. This reorganization will involve the dividend of American's SABRE Travel Information Network, SABRE Computer Services, SABRE Development Services and SABRE Interactive divisions to the
Corporation. It is anticipated that upon completion of the reorganization approximately $850 million of American's debt to the Corporation will be replaced by an equivalent amount of debt owed to the Corporation by The SABRE Group. The reorganization should be completed sometime during the third quarter.

The Corporation also continues to study, as it has in the past, other transactions which may involve The SABRE Group, such as strategic partnerships or an initial public offering of a portion of The SABRE Group's stock. No decisions have been made as to these other transactions, however, and the Corporation could determine that conducting the business activities of The SABRE Group within its new, reorganized structure is in the best interests of the Corporation's stockholders.


























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                           SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act  of  1934, the registrant has duly caused this report  to  be
signed   on  its  behalf  by  the  undersigned,  thereunto   duly
authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated: April 17, 1996